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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of Pegasus Communications Corporation on Form S-4 of our report dated February 26, 1998, on our audits of the consolidated financial statements of Pegasus Communications Corporation as of December 31, 1997. We also consent to the reference to our firm under the captions "Experts."

                           /s/ PricewaterhouseCoopers LLP
                           -------------------------------
                           PRICEWATERHOUSECOOPERS LLP


Philadelphia, Pennsylvania
January 29, 1999